EXHIBIT 8.1

List of Principal Subsidiaries and Consolidated Affiliated Entities

Subsidiaries:

Baidu Online Network Technology (Beijing) Co., Ltd. — Incorporated in the PRC

Baidu Holdings Limited — Incorporated in the British Virgin Islands

Baidu (China) Co., Ltd. — Incorporated in the PRC

Baidu.com Times Technology (Beijing) Co., Ltd. — Incorporated in the PRC

Baidu Japan Inc. — Incorporated in Japan

Baidu (Hong Kong) Limited — Incorporated in Hong Kong

Qunar Cayman Islands Limited — Incorporated in the Cayman Islands

Qiyi.com, Inc. — Incorporated in the Cayman Islands

B.D. Mobile Telecommunications Limited — Incorporated in the Cayman Islands

Baidu Cloud Computing Technology (Beijing) Co., Ltd.— Incorporated in the PRC

Baidu Cloud Computing Technology (Shanxi) Co., Ltd.— Incorporated in the PRC

Consolidated Affiliated Entities:

Beijing Baidu Netcom Science Technology Co., Ltd. — Incorporated in the PRC

Beijing Perusal Technology Co., Ltd. — Incorporated in the PRC

Beijing BaiduPay Science and Technology Co., Ltd. — Incorporated in the PRC

Baidu HR Consulting (Shanghai) Co., Ltd. — Incorporated in the PRC